UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.

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April 5, 2019

Dear Shareholder:

I have never been more excited about the health and prospects for InfuSystem’s business. Significant opportunities for the company are being actively pursued in 2019, and we are engaged in projects to continue this momentum into the future. The alignment of our management team and board has allowed us to set and follow a strategic plan that we believe will create long-term value for our shareholders.

This is the new InfuSystem. We have spent the last 18 months improving our operational efficiencies, refocusing on smart growth, and demonstrating the company’s ability to generate strong operating cash flow that can be used to pay down debt, repurchase shares, and to support carefully-selected growth opportunities.

I am extremely proud of the team’s efforts and accomplishments in 2018 as we continue to deliver the highest levels of customer service and safety in our markets.

-	Operating Cash flow was strong at $11.4 million, an increase of 47.6% over 2017
-	We successfully launched InfuSystem Mobile, a “first of its kind” mobile application to enhance patient safety and communication
-	We used our strong cash flows from operations and improved leverage to make significant repurchases of our outstanding stock, totaling $10.4 million (approximately 14.6% of the outstanding shares)
-	In early 2019, we completed our fifth amendment to our credit agreement giving us the flexibility we will need to respond to opportunities in the market

In the first half of this year, we will focus on pursuing potentially significant market share gains in our core oncology market. This opportunity should lead to material and sustained growth that will begin to show up in the second half of 2019.

In 2019 and beyond, as we execute on our opportunities to increase our market share and grow our revenues, we will not lose sight of the fact that our job is not just making InfuSystem bigger, it is to make InfuSystem a consistently more valuable company. We will continue spending sensibly, growing our pump fleet only as necessary to support the business and controlling expenses as we increase our capabilities in areas such as IT and revenue cycle management. We believe that this combination of executing on our strategic plan and sustained, smart growth will generate significant long-term value for our shareholders.

On Behalf of the Board of Directors and Management, Richard A. DiIorio President & CEO

InfuSystem Holdings, Inc.
11130 Strang Line Rd.
Lenexa, Kansas 66215

Notice of Annual Meeting of Stockholders
To Be Held on May 15, 2019

April 5, 2019

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, May 15, 2019, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215, for the following purposes:

1) to elect six individuals to the Company’s Board of Directors to serve until the Company’s 2020 Annual Meeting (and until their successors are duly elected and qualified);

2) to approve amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan, as amended, including an increase in the number of authorized shares under the plan;

3) to approve, by advisory vote, the compensation of our named executive officers;

4) to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

5) to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting, the proxy statement for the Annual Meeting and our 2019 annual report to stockholders are first being mailed to our stockholders on or about April 5, 2019.

Your vote is extremely important. Even if you plan to attend the Annual Meeting, we request that you vote your shares by signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline as described in the accompanying proxy statement.

Only stockholders of record at the close of business on March 27, 2019, will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote those shares if you wish to do so. You must follow the instructions provided by your broker, bank or other nominee in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions.

BY ORDER OF THE BOARD OF DIRECTORS: Jeanie Latz Corporate Secretary InfuSystem Holdings, Inc.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 15, 2019: THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2018 ANNUAL REPORT ARE AVAILABLE AT http://infusystem.com.

InfuSystem Holdings, Inc.
11130 Strang Line Rd.
Lenexa, Kansas 66215

PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of InfuSystem Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders to be held on Wednesday, May 15, 2019, commencing at 9:00 a.m. Central Time at the Company’s offices at 11130 Strang Line Rd., Lenexa, Kansas 66215, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about April 5, 2019.

QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING PROCEDURES

Who Can Vote?

The close of business on March 27, 2019 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 19,577,024 shares of Common Stock outstanding and entitled to vote.

How Do I Vote My Shares?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in person at the Annual Meeting or you can vote by proxy using the Internet at www.investorvote.com/INFU, or by telephone at +1 (800) 652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. To ensure that your proxy is voted, it should be received by 11:59 p.m. Eastern Time on the day prior to the Annual Meeting. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed proxy card in the postage-paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares if you wish to do so. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares. Additionally, you may vote these shares in person at the Annual Meeting if you have requested and received a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote these shares in person at the Annual Meeting.

What Is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote as follows: (i) "FOR" each of the six director nominees of the Board of Directors; (ii) “FOR” the approval of amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan, as amended (the “2014 Equity Plan”), including an increase in the number of authorized shares under the plan; (iii) "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in these materials; and (iv) "FOR" ratification of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

How May I Change My Vote or Revoke My Proxy?

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by: (i) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting); (ii) mailing a later-dated, properly executed and delivered proxy in accordance with the instructions thereon which is received prior to the applicable deadline; or (iii) delivering a written revocation to our Corporate Secretary no later than the day prior to the date of the Annual Meeting. Stockholders of record may also revoke their proxies by attending the Annual Meeting and voting in person. If stockholders of record only attend the Annual Meeting but do not vote, their proxies will not be revoked.

If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

How Do I Vote My Shares Held in Street Name?

If your shares are held in a stock brokerage account or by a broker, bank or other nominee (also called a “street name” holder), you are considered the “beneficial owner” of shares held in street name, and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

If you do not provide instructions to the broker, that firm will generally only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers will have the discretion to vote, is Proposal 4 (Ratification of Independent Registered Public Accounting Firm). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors), Proposal 2 (Approval of Amendments to the 2014 Equity Plan) and Proposal 3 (Advisory Vote on Executive Compensation) and without proper instructions from you, the broker will not have the power to vote on, and will be considered a “broker non-vote” for, such proposal.

What Constitutes a Quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

How Many Votes Must Each Proposal Receive to be Adopted?

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Proposal 1

The Company’s Amended and Restated Bylaws provide for majority voting in uncontested director elections. In order to be elected in an uncontested election, each of the Company’s six nominees for election to the Board of Directors (Proposal 1) must receive a majority of the votes cast for that director. You may vote in favor or withhold your vote with respect to each individual nominee. If an incumbent director is not elected in an uncontested election due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present, in person or by proxy, and entitled to vote and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director include votes “for” that director’s election and votes to withhold authority with respect to that director’s election and excludes abstentions and broker non-votes with respect to that director’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

Proposal 2

The proposal to approve amendments to the 2014 Equity Plan, including an increase in the number of authorized shares under the plan (Proposal 2), will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable NYSE American LLC listing standards. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 3

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 3) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 4

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm (Proposal 4) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. As discussed above, this proposal is a routine matter; therefore, broker non-votes are not expected to occur with respect to this proposal. Failures to vote will have no effect on the outcome of the vote.

How Will the Proxies Be Voted?

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

(I)

FOR THE ELECTION OF THE SIX INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

(II)	FOR THE APPROVAL OF AMENDMENTS TO THE 2014 EQUITY PLAN INCLUDING AN INCREASE IN THE NUMBER OF AUTHORIZED SHARES UNDER THE PLAN;

(III)	FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS; AND

(IV)	FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

How May I Attend the Annual Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Please note that if you hold your shares in "street name" through a broker, bank or other nominee you will need to bring a legal proxy from your broker, bank or other nominee (the stockholder of record) or a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting.

When Will the Voting Results Be Announced?

The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.infusystem.com under the section titled "Investors."

Who Do I Contact if I Have any Questions or Require Assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail) Computershare Investor Services P.O. BOX 505000 Louisville, KY 40233-5000 Call Toll-Free at: +1 (800) 522-6645	(Overnight Mail): Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1—

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will consider and vote upon the election of six directors. Our bylaws provide that the total number of authorized directors shall be fixed from time to time by the Board of Directors. Our Board of Directors currently consists of eight directors. The Board has decided not to renominate Terry Armstrong, Ronald Peele Jr. or Joseph Whitters for reelection at the Annual Meeting. The Board of Directors has fixed the number of directors at six effective upon the Annual Meeting. The Board of Directors has nominated Richard DiIorio, Paul Gendron, Gregg Lehman, Darrell Montgomery, Christopher Sansone, and Scott Shuda. for election as directors of the Company. The six nominees for election to the Board of Directors, if elected, will serve until the 2020 Annual Meeting and until their successors are duly elected and qualified.

We urge you to vote "FOR" each of Richard DiIorio, Paul Gendron, Gregg Lehman, Darrell Montgomery, Christopher Sansone, and Scott Shuda.

Information Regarding Our Nominees to the Board of Directors

The table set forth below lists the names and ages of each of our six nominees to the Board of Directors. Other than Mr. Paul Gendron who is newly nominated to serve as director, each of the other nominees are current directors. Each director serves a one-year term, and will hold office until the next annual meeting of shareholders and such director’s successor has been elected and qualified or such director’s earlier death, resignation or removal.

Each nominee has consented to being named in this proxy statement and to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve for any reason as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Name	Age	Position
Richard DiIorio	44	Director
Paul Gendron	57	Nominee
Gregg Lehman	72	Director, Vice Chairman
Darrell Montgomery	58	Director
Christopher Sansone	44	Director
Scott Shuda	53	Director, Chairman

Richard A. DiIorio (Director). Richard A. DiIorio, who joined the Company in 2004, was appointed the Company’s President and Chief Executive Officer and member of the Board of Directors on November 15, 2017. He previously served as the Company’s Executive Vice President and General Manager of Oncology since December 2016 and as a member of the Office of the President, from May 18, 2017 to November 15, 2017. Mr. DiIorio also held, within the Company, the previous positions of Vice President of Oncology Sales from July 2014, Regional Vice President-Eastern Region from November 2011 and Territory Manager from January 2004. Prior to joining the Company, Mr. DiIorio held various sales and sales leadership roles at Stryker, Novartis, and Thermo Scientific. Mr. DiIorio holds a Bachelor of Science degree in biology from Boston College.

With over 20 years of successful healthcare experience, Mr. DiIorio brings extensive expertise in sales, customer service, product launch and market knowledge focused on driving growth within the infusion market.

Paul A. Gendron (Nominee). Paul A. Gendron is a new nominee to the Board. Mr. Gendron has served as a financial consultant to the Company since January 2019, assisting the Company with accounting, internal control and financial reporting matters. He previously was a client service partner with PricewaterhouseCoopers LLP where he held various leadership roles including North Texas Market Assurance Leader from 2009 until 2014, U.S. Assurance Talent Transformation Leader from 2014 until 2016, and Southwest Region Technology Practice Risk Management Leader. In his Market Assurance Leader role, Mr. Gendron lead the Assurance practice in the Dallas, Fort Worth, Austin and Little Rock offices, providing services in internal and external audit, risk and information technology assurance, and accounting and capital markets advisory. Mr. Gendron is a CPA and holds a Bachelor of Business Administration in Accounting degree from the University of Texas at Austin. He has served on non-profit boards during his career as well as the Accounting Advisory Council at the University of Texas at Austin.

Mr. Gendron brings over 30 years of public accounting experience at PricewaterhouseCoopers LLP, including 22 years as audit partner, where he served global public and private multibillion-dollar corporations. His areas of strength include board governance, audit project management, risk management, executive management, public offerings, and mergers and acquisitions.

Gregg O. Lehman (Director, Vice-Chairman). Gregg O. Lehman has been a member of the Company's Board of Directors since May 8, 2014. He has served as Vice Chairman of the Board since December 19, 2018. Prior to his appointment as Vice Chairman, Dr. Lehman served as Chairman of the Board from March 21, 2018 until December 19, 2018, and as Executive Chairman and head of the Office of the President from May 18, 2017 to March 21, 2018. Previous to both of those appointments, he served as Chairman of the Board beginning in May 2015. Since 2014, Dr. Lehman has served as Chief Executive Officer of EB Employee Solutions, LLC, a company that provides a fully integrated employer portal that includes health benefit cost reduction strategies and a “high tech, smart touch” wellness program. Dr. Lehman was previously President and Chief Executive Officer and served on the Board of MGC Diagnostics Corporation, a leading cardio-respiratory diagnostic company, and held executive positions with a number of other healthcare organizations. He is also the President of Lehman Ventures LLC. Dr. Lehman has a Doctorate and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science in business management and marketing from Indiana University.

Dr. Lehman is a nationally recognized leader in population health management and brings approximately 40 years of experience in senior management positions with healthcare corporations and the management expertise in business turnarounds, strategy, governance, and executive compensation.

Darrell B. Montgomery (Director). Darrell B. Montgomery has been a member of the Company's Board of Directors since June 22, 2017. From 2016 to 2018, Mr. Montgomery served as Vice President, Global Strategies Engagements with Atos, Inc., a global Information Technology (“IT”) services firm. In 2015, Mr. Montgomery served on the Board of Directors of Daegis, Inc. (NASDAQ: DAEG). Prior to that, Mr. Montgomery lead the Private Equity Channel for Dell Services (now NTT Services) from 2008 serving as Executive Director in charge of establishing and leading the private equity channel working in the Healthcare and Travel & Leisure industries. Also, during his tenure at Dell (Perot Systems), Mr. Montgomery served as Director of Operations, Global Software Solutions and held senior roles in the Commercial Solutions Group. Mr. Montgomery began his career at Gemini Consulting. Mr. Montgomery formerly served on active duty as a U.S. Marine Corps Infantry Officer and is currently a Trustee of the U.S. Naval Academy Athletic Foundation. Mr. Montgomery earned a Bachelor of Science in history and general engineering, with distinction, from the U.S. Naval Academy and a Masters of Business Administration from Harvard Business School.

Mr. Montgomery brings nearly 30 years in operational management, technology sales, mergers & acquisitions, consulting experience and leadership abilities developed during his career as an executive.

Christopher R. Sansone (Director). Christopher R. Sansone has been a member of the Company's Board of Directors since June 22, 2017. Mr. Sansone brings experience and perspective as an analyst and as a managing partner and founder of Sansone Advisors, LLC and Sansone Capital Management, LLC, providers of investment management services. Prior to founding Sansone Capital Management, LLC, Mr. Sansone held various roles involving small capitalization companies, primarily as an analyst and proprietary trader for Robotti & Company, LLC, a broker-dealer specializing in small- and micro-capitalization equities from 2003 to 2014. Mr. Sansone previously served as a director on the boards of EDAC Technologies and Decorator Industries. Mr. Sansone holds a Bachelor of Science in economics from Pace University.

Mr. Sansone brings extensive investment experience as managing partner and founder of investment services companies and has held various executive leadership roles throughout his career, currently serves as a Managing Partner of Sansone Advisors, LLC and Sansone Capital Management, LLC (collectively, the “Sansone Group”), and is one of the Company’s largest stockholders. Accordingly, Mr. Sansone holds voting and dispositive power over the Common Stock held by the Sansone Group. In addition, Mr. Sansone has shared and voting dispositive power over the Common Stock held by Sansone Partners, LP.

Scott A. Shuda (Director, Chairman). Scott A. Shuda has been a member of the Company’s Board of Directors since September 7, 2016, and was elected Chairman of the Board effective December 19, 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC (“BlueLine”), investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda served as a director of Iridex Corporation (NASDAQ: IRIX), a global leader in ophthalmic laser systems, from 2012 to 2017 where he was chairman of Iridex’s Compensation Committee and a member of the Nominating and Governance Committee. Mr. Shuda holds both a Juris Doctor degree and a Masters of Business administration degree from Georgetown University.

Mr. Shuda has extensive experience with the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors in the industry, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda serves as the Managing Director of TSV Investment Partners, LLC (“TSV”), which is the sole general partner of Meridian, the Company’s largest stockholder. Accordingly, Mr. Shuda holds voting and dispositive power over the Common Stock held by Meridian, and according to the Schedule 13D (the “Meridian 13D”) filed on February 12, 2016 by Meridian, Meridian TSV II, LP (“Meridian TSV”), TSV, BlueLine Capital Partners II, LP (“BlueLine Capital”) and BlueLine, Mr. Shuda disclaims beneficial ownership for purposes of Rule 13d-3 with respect to the Common Stock held by Meridian and BlueLine.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE American LLC. Based upon information solicited from each director and nominee, the Board of Directors has affirmatively determined that each of the directors (including those persons that served as a director during any part of 2018) and nominees are (or, in the case of former directors, were) “independent” within the meaning of NYSE American LLC’s director independence standards, except for: Dr. Lehman, who did not qualify as independent during the period in which he was appointed as Executive Chairman, from May 18, 2017 to March 21, 2018. Mr. Gendron has provided consulting services to the Company since January 2019 in connection with accounting, internal control and financial reporting matters, and he has received consulting fees of $5,000 per month. In determining that Mr. Gendron is independent, the Board considered Mr. Gendron's consulting arrangement with the Company, which will be terminated on or prior to the Annual Meeting, and the Board determined that this arrangement will not interfere with his exercise of independent judgment in carrying out his responsibilities as a director.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” RICHARD DIIORIO, PAUL GENDRON, GREGG LEHMAN, DARRELL MONTGOMERY, CHRISTOPHER SANSONE, AND SCOTT SHUDA. FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2020 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of 18 meetings during the fiscal year ended December 31, 2018. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served (or portion of the fiscal year during which he served as a director or committee member). In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic meetings and other communications with each other and the executive officers. At each of the regularly scheduled meetings of the Board of Directors held during fiscal year ended December 31, 2018, the independent directors had the opportunity to hold an executive session. The Board has no policy regarding director attendance at annual meetings of stockholders, although each member of the Board attended the 2018 Annual Meeting.

Committees. The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and reports to the Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a Special Committee comprised wholly of Independent Directors.

Office of the President; Leadership Structure. Upon the departure of the Company’s former President and Chief Executive Officer on May 18, 2017, the Board created a new Office of the President, that was led by current Vice Chairman of the Board, Dr. Lehman, as Executive Chairman, to support oversight of the Company's strategic initiatives until a new Chief Executive Officer was appointed. The Office of the President ended with the appointment of Richard DiIorio as the Company’s new President and Chief Executive Officer on November 15, 2017, and Dr. Lehman resumed his previous position as Chairman of the Board. At that time, the Company returned to its practice of having the different individuals serving as its Chief Executive Officer and Chairman of the Board. Mr. Shuda was subsequently elected Chairman of the Board on December 19, 2018, at which time Dr. Lehman became Vice Chairman of the Board. We believe that having an independent, non-executive Chairman and Vice Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Whitters, Armstrong and Peele. Mr. Whitters served as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that the members of the Audit Committee are “independent,” as defined in the NYSE American LLC listing standards, and under the additional Audit Committee independence standards in Rule 10A-3 of the Exchange Act. The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held eight meetings during the fiscal year ended December 31, 2018.

The Board of Directors has determined that Mr. Whitters qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are current members of the Nominating Committee: Messrs. Montgomery, Sansone and Shuda. Mr. Montgomery serves as Chairman of the Nominating Committee. The Board of Directors has affirmatively determined that the members of the Nominating Committee are “independent” as defined in the NYSE American LLC listing standards. The Nominating Committee held one meeting during the fiscal year ended December 31, 2018. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Nominating Committee identifies individuals for nomination to the Board of Directors by the full Board of Directors. The Nominating Committee will consider all qualified director candidates identified by members of the Nominating Committee, by senior management and stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2020 Annual Meeting.” All proposals for nomination received by the Corporate Secretary will be presented to the Nominating Committee for consideration.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

●	Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

●

Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

●	Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition to the above listed criteria, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying candidates.

Application of these factors requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way.

The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Messrs. Shuda, Montgomery and Sansone. Mr. Shuda serves as Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that the members of the Compensation Committee are “independent” as defined in the NYSE American LLC listing standards. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the InfuSystem Holdings, Inc. (i) 2014 Equity Plan, and (ii) Employee Stock Purchase Plan. The Compensation Committee held four meetings during the fiscal year ended December 31, 2018. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons care of InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics

The Company also has a Code of Business Conduct and Ethics Policy applicable to the Chief Executive Officer, Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Business Conduct and Ethics Policy is available on the “Governance” page of our website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Ethics, and any such amendments or waivers will be posted promptly at www.infusystem.com. To date, no such amendments have been made or waivers granted.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board of Directors’ attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews the Company’s enterprise risk management and receives regular updates on risk exposures via the Audit Committee and senior management.

While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the committees regarding risk oversight in their areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ( $ )	Option Awards ( $ ) (1)	All Other Compensation ( $ )	Total ( $ )
Terry Armstrong (2)	$12,164	$22,190	$-	$34,354
Gregg Lehman (4)	96,959	31,066	-	128,025
Darrell Montgomery (6)	62,996	22,190	-	85,186
Ronald Peele, Jr. (2)	12,164	22,190	-	34,354
Christopher Sansone (6)	67,974	22,190	-	90,164
Scott Shuda (5)	62,005	22,190	-	84,195
Joseph Whitters (3)	67,658	22,190	-	89,848

(1)

As part of their 2018 compensation package, each Independent Director received options to purchase 25,000 shares of the Company’s Common Stock, except for Dr. Lehman, who received options to purchase 35,000 shares of the Company’s Common Stock as Chairman.

(2)

Messrs. Armstrong and Peele were elected to the Board of Directors on July 19, 2018 and received a pro-rata portion of their directors fees for 2018. As of December 31, 2018, Messrs. Armstrong and Peele each had 25,000 aggregate outstanding stock options (8,333 of which were exercisable) which expire on August 15, 2019 (or three months after Messrs. Armstrong and Peele cease to be directors of the Company).

(3)

As of December 31, 2018, Mr. Whitters had 100,000 aggregate outstanding stock options (83,333 of which were exercisable), all of which expire on August 15, 2019 (or three months after Mr. Whitters ceases to be director of the Company).

(4)

As of December 31, 2018, Dr. Lehman had 215,000 aggregate outstanding stock options (191,667 of which were exercisable) that will expire in equal installments of 60,000 on May 12, 2020, January 17, 2022, and September 6, 2022 and 35,000 options will expire on August 22, 2023.

(5)

As of December 31, 2018, Mr. Shuda had 75,000 aggregate outstanding stock options (58,333 of which were exercisable) that will expire in equal installments of 25,000 on January 17, 2022, September 6, 2022 and August 22, 2023.

(6)

As of December 31, 2018, Mr. Montgomery and Sansone each had 50,000 aggregate outstanding stock options (33,333 of which were exercisable) that will expire in equal installments of 25,000 on September 6, 2022 and August 22,2023.

Current Independent Director Compensation

The following is a description of the cash compensation for the Company’s non-employee directors. Each of the non-employee directors will receive the following annual cash compensation arrangements in 2018:

●	$50,000 for each non-executive Independent Director on the Board;
●	$85,000 for the Chairman;
●	$70,000 for Vice Chairman
●	$15,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;
●	$10,000 for the Chair of the Compensation Committee and $6,667 for each Compensation Committee member; and
●	$5,000 for the Chair of the Nominating and Governance Committee and $3,334 for each Nominating and Governance Committee member.

Board and Committee compensation are paid quarterly, on calendar quarters.

The following is a description of the typical annual stock compensation for the Company’s non-employee directors. The non-employee directors received the following annual stock compensation grants in 2018:

●	Options for 25,000 shares of the Company’s Common Stock for each Independent Director; and
●	Options for 35,000 shares of the Company’s Common Stock for the Chairman.

Any such grant of options to non-employee directors are contingent upon sufficient share capacity under the Company’s 2014 Equity Plan. Further, such options are typically granted on the date of the Company’s annual meeting of stockholders. Options were granted in 2018 with an exercise price equal to the average closing price of the stock for the five most recent trading days prior to the grant and vested monthly over a period of one year and immediately upon a change in control, as defined under the Company’s 2014 Equity Plan.

PROPOSAL 2—

APPROVAL OF AMENDMENTS TO THE INFUSYSTEM HOLDINGS, INC. 2014 EQUITY PLAN

On February 27, 2019, the Board of Directors adopted additional amendments to the Company’s 2014 Equity Plan subject to stockholder approval at the 2019 Annual Meeting to increase the number of shares of our Common Stock available for issuance under the 2014 Equity Plan and to make additional amendments as described below. We believe that operation of the 2014 Equity Plan is important in attracting, retaining, and rewarding directors, officers, other employees, and persons who provide services to the Company and its subsidiaries. It is the judgment of our Board of Directors that the proposed amendments to the 2014 Equity Plan are in the best interests of the Company and its stockholders.

The 2014 Equity Plan was approved by our stockholders at our 2014 Annual Meeting and became effective on April 8, 2014, and was initially amended at the 2018 Annual Meeting. The 2014 Equity Plan replaced the Company's 2007 Stock Incentive Plan. Under the 2014 Equity Plan, as initially amended at the 2018 Annual Meeting, the maximum number of shares reserved for issuance under the 2014 Equity Plan is 3,000,000 shares. The current amendment to the 2014 Equity Plan, as proposed, would further increase the maximum number of shares reserved for issuance to 4,000,000 shares. In addition, if an award under the 2014 Equity Plan is cancelled, forfeited, or expires, or if shares subject to such an award are used to satisfy the exercise price with respect to such award, the shares subject to such forfeited, expired, or cancelled award or the shares used to satisfy such exercise price may again be awarded under the 2014 Equity Plan. As of March 27, 2019, there were 289,711 shares remaining available for issuance under the 2014 Equity Plan and 2,525,140 shares subject to outstanding awards under the 2014 Equity Plan. If stockholders do not approve the amendments to the 2014 Equity Plan, the amendments will not be given effect, and the 2014 Equity Plan will continue as in effect prior to amendment.

Summary of Key Amendments

If approved, the amendments would make the following changes to the 2014 Equity Plan:

Increase in Authorized Shares	The amendments would increase the number of shares authorized for issuance under the 2014 Equity Plan by 1,000,000 shares.

Additional Changes

The amendments would also include several changes to the 2014 Equity Plan to incorporate guidance from the IRS issued in Notice 2018-68 regarding the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code made by the Tax Cuts and Jobs Act (TCJA).

Background and Determination of Share Amounts

The following factors, among others, were taken into account by our Board of Directors in approving the increase in the number of shares available for issuance under the 2014 Equity Plan as proposed in the amendments to the 2014 Equity Plan: the historical burn rate under our stockholder-approved equity plans; the number of shares remaining available under the 2014 Equity Plan for future awards; the number of outstanding unvested and unexercised equity awards; and the potential dilution resulting from the proposed increase in shares available under the amended 2014 Equity Plan.

In setting the number of proposed additional shares issuable under the 2014 Equity Plan under the proposed amendments, our Board of Directors also considered the following annual share usage under our equity compensation program for fiscal 2016-2018 as follows:

		Fiscal 2018	Fiscal 2017	Fiscal 2016	Average
Options Granted		800,000	1,112,500	600,000	837,500
Stock Appreciation Rights (SARs)	*	-	200,000	-	66,667
Restricted Stock Granted - Full Value Awards	**	250,000	-	-	83,333
Total Shares Granted		1,050,000	1,312,500	600,000	987,500
Weighted Average Common Shares Outstanding		21,417,628	22,739,651	22,617,901	22,258,393

Burn Rate - Annual Usage	***	4.90%	5.77%	2.65%	4.44%

*	SARs were granted on November 15, 2017. The Compensation committee certified that SARs were earned and vested and will be settled in shares of Common Stock prior to March 31, 2019.
**	The number of shares subject to restricted stock awards in the table equals the actual number of shares subject to such awards multiplied by 2.0, as required under 6.1 of the Plan.
***

 Represents Total Shares Granted divided by Weighted Average Common Stock Outstanding. Total Shares Granted includes shares subject to awards that were forfeited, expired, or cancelled and shares used to satisfy the exercise price of awards, which became available again for awards under the 2014 Equity Plan.

The historical amounts shown above are not necessarily indicative of the shares that might be awarded in fiscal 2019 and beyond, including under the 2014 Equity Plan.

If we continue making equity awards consistent with our practices over the past three years as set forth above, we estimate that the shares available for future awards, including the increase of 1,000,000 additional shares available for issuance if the amendments to the 2014 Equity Plan are approved, will be sufficient for awards for at least another year. However, the number of shares of stock utilized in future awards are expected to be less than the number of awards granted during the past three years. The number of shares utilized in the previous year reflected larger than normal amounts due to a one-time grant of equity incentives to our new President and CEO. While we believe this estimate is reasonable, there are a number of factors that could impact our future equity share usage. Among the factors that will impact our actual share usage are changes in market grant values, changes in the number of recipients, changes in our stock price, payout levels of performance-based awards, changes in the structure of our long-term equity incentive program and forfeitures of outstanding awards.

As of March 27, 2019, we had approximately 2,525,140 shares of common stock subject to outstanding equity awards. The 2,525,140 shares are comprised of 129,583 restricted shares plus 2,195,557 shares subject to outstanding stock options and 200,000 shares subject to stock appreciation right award agreement. The 2,525,140 shares comprise 12.90% of the Company's weighted average common shares outstanding. The increase of 1,000,000 additional shares available for issuance under the 2014 Equity Plan as proposed by the amendments, together with the 289,711 remaining shares available for issuance under the 2014 Equity Plan, would increase the fully diluted overhang percentage by an additional 6.59% to approximately 19.49%.

Additional information in respect of price, term and overhang by equity grant award type currently outstanding, as of March 27, 2019, is included in the following table:

	Options	SARs	Restricted Shares
Weighted Average Exercise Price/Grant Date Fair Value *	$2.67	$2.00	$1.42
Weighted Average Remaining Recognition Period	2.7 years	0 years	2.3 years
Overhang of Currently Outstanding Awards	11.2%	1.0%	0.7%

* Represents the weighted average grant date exercise price for options and weighted average grant date fair value for shares of restricted stock.

In its determination to recommend that the Board approve the amendments to the 2014 Equity Plan, the members of the Compensation Committee have reviewed the foregoing burn rate, dilution and overhang metrics, as well as peer group market practices and trends, and the cost of the amended 2014 Equity Plan.

Description of the Amended 2014 Equity Plan

The principal provisions of the 2014 Equity Plan, as proposed to be amended, are summarized below. The summary is not a complete description of all of the amended 2014 Equity Plan’s provisions and is qualified in its entirety by reference to a composite copy of the 2014 Equity Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix A. All references to the 2014 Equity Plan in the following description refer to the 2014 Equity Plan, as proposed to be amended. Capitalized terms used in the summary below that are not defined in the summary have the meanings set forth in the 2014 Equity Plan, as proposed to be amended.

Purpose

The purpose of the 2014 Equity Plan is to advance the interests of the Company and its stockholders by providing a means (i) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (ii) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (iii) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders.

Aggregate Limitation on Stock-Based Awards

Shares issued pursuant to the 2014 Equity Plan will be the Company’s Common Stock. The aggregate number of Shares that may be issued under the 2014 Equity Plan during the life of the 2014 Equity Plan will not exceed 4,000,000, subject to adjustment as discussed below. Shares issued that are reacquired by the Company in connection with a forfeiture or other failure to satisfy performance conditions will not be treated as having been issued for purposes of this limit. Shares delivered under the 2014 Equity Plan may be newly issued Shares, treasury Shares or any combination of the two.

Administration

The Compensation Committee will have the authority to select award recipients, determine the type, size and other terms and condition of the award, and make all other decisions and determinations as may be required under the 2014 Equity Plan.

Type of Awards

The Compensation Committee is authorized to grant awards payable in either Shares or cash, including Shares, Shares subject to restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. These awards may be granted as a bonus, or in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements.

Terms and Conditions of Awards

The Compensation Committee will determine the size of each award to be granted (including, where applicable, the number of Shares to which an award will relate), and all other terms and conditions of each award (including any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability or settlement of an award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications, in each case based on such considerations as the Compensation Committee may determine). The Compensation Committee will have the authority to delegate any or all of its authority to the extent such delegation is consistent with applicable law.

Terms and Conditions of Options

In no event will the exercise price of any option be less than the Market Value (as defined below) of a Share on the date of grant. Except in the event of an adjustment, as described below under the heading “Adjustments,” the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new award with a lower (or no) purchase price or for cash, without stockholder approval. “Market Value” means the closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s Common Stock reported on the Company’s principal stock exchange, NYSE American LLC, for trading on the date of grant.

Stand-Alone, Additional, Tandem, and Substitute Awards

The Compensation Committee may, in its discretion, grant awards under the 2014 Equity Plan alone or in addition to, in tandem with, or in substitution or exchange for, any other award granted under the 2014 Equity Plan or under another plan of the Company, any Subsidiary, or any business entity that may be acquired by the Company or a Subsidiary, or any other right of a participant to receive payment from the Company or any Subsidiary.

Eligibility

Individuals who are (i) employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary are eligible to receive awards under the 2014 Equity Plan, if selected by the Compensation Committee in its discretion. As of March 27, 2019, there were approximately 251 employees, seven non-employee Directors, one person who provides services to the Company, and no other individuals who would be eligible for awards under the 2014 Equity Plan.

Per Participant Limitations

In any calendar year, Participants other than Non-Employee Directors may not be granted stock-based awards under the 2014 Equity Plan that relate to more than 500,000 Shares, or cash-based awards that can be settled for more than $500,000. In any calendar year after December 31, 2017, Non-Employee Directors may not be granted any Award with a fair market value in excess of $200,000.

Certain Performance-Based Awards

The Compensation Committee may grant performance awards, which may be cash-denominated awards or stock-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition to the grant, exercise or settlement of the performance awards. Performance may be measured over a period of any length specified by the Compensation Committee, up to ten (10) years. If so determined by the Compensation Committee, the business criteria used by the Compensation Committee in establishing performance goals applicable to performance awards to the named executive officers will be based on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures: (1) pre-tax or after-tax net income; (2) pre-tax or after-tax operating income; (3) gross revenue; (4) profit margin; (5) stock price (including market capitalization; (6) cash flow(s); (7) market share; (8) pre-tax or after-tax earnings per share; (9) pre-tax or after-tax operating earnings per share; (10) expenses; (11) return on equity; and (12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals.

Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity and/or shares outstanding, or to assets or net assets.

Adjustments

In the event of any change in the outstanding shares of Common Stock by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of shares of Common Stock, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Compensation Committee shall make such substitution or adjustment as is equitable and appropriate in order to preserve, without enlarging, the rights of participants, as to (i) the number and kind of Shares which may be delivered pursuant to awards, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding awards, and (iii) the exercise price, grant price or purchase price relating to any award. In addition, the Compensation Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, awards (including cancellation of awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for awards, or adjustment to performance goals in respect of awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding shares of Common Stock, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding awards, such treatment shall govern without the need for any action by the Compensation Committee.

Amendment, Termination

The Compensation Committee may amend, suspend, discontinue, or terminate the 2014 Equity Plan or the Board of Director’s authority to grant awards under the plan without stockholder approval, except as required by law or regulation. Unless earlier terminated, the 2014 Equity Plan will terminate ten years after its approval by stockholders.

Federal Income Tax Implications of the Plan

The Federal income tax consequences arising with respect to awards granted under the 2014 Equity Plan will depend on the type of the award. As a general rule, the recipient will recognize ordinary income at the time of payment of cash, or delivery of actual Shares. Future appreciation on Shares held beyond the ordinary income recognition event will be taxable to the recipient at capital gains rates when the Shares are sold. The Company as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient. Exceptions to these general rules may arise under the following circumstances, among others: (i) if Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company’s tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to include the amount in income notwithstanding the risk of forfeiture); (ii) if an employee is granted an option that qualifies as “incentive stock option”, no ordinary income will be recognized (but rather any gain recognized will be capital), and the Company will not be entitled to any tax deduction, if Shares acquired upon exercise of such option are held at least one year from the date of exercise and two years from the date of grant; (iii) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to certain covered employees, if and to the extent, such compensation, along with any other compensation paid in the same calendar year to such individual, exceeds $1 million, and (iv) an award may be taxable at 20 percentage points above ordinary income tax rates at the time it becomes vested, even if that is prior to the delivery of the cash or stock in settlement of the award, if the award constitutes “deferred compensation” under Code Section 409A, and the requirements of Code Section 409A are not satisfied. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2014 Equity Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 2014 Equity Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits under the Plan

The Compensation Committee has not made any grants of awards under the 2014 Equity Plan that are conditioned upon stockholder approval of the proposed amendments to the 2014 Equity Plan. Awards under the 2014 Equity Plan generally will be granted in the discretion of the Compensation Committee. Accordingly, future benefits that would be received by the executive officers and other eligible employees under the 2014 Equity Plan cannot be determined at this time.

Equity Compensation Plan Information

A summary of our securities authorized for issuance under equity compensation plans as of December 31, 2018 is set forth on page 34 of this Proxy Statement and additional information is included in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2019.

Other Information

The market value of our Common Stock was $4.95 per share based on the closing price on March 27, 2019.

The following persons and groups have received grants of stock options to purchase the following number of shares under the 2014 Equity Plan since its inception through March 27, 2019: (a) the named executive officers, Richard DiIorio — options to purchase 565,000 shares, 200,000 stock appreciation rights and 125,000 restricted stock units, Gregory Schulte — options to purchase 25,000 shares; Thomas Ruiz — options to purchase 165,000 shares and 2,083 restricted stock units; (b) all current executive officers as a group (three persons) — options to purchase 755,000 shares, 200,000 stock appreciation rights for and 127,083 restricted stock units; (c) all current directors who are not executive officers as a group (seven persons) — options to purchase 540,000 shares; and (d) all employees, including all current officers who are not executive officers, as a group — options to purchase 903,055 shares. The amounts shown include shares subject to options that may have been forfeited in whole or in part.

Required Vote

The proposal to approve the amendments to the Company's 2014 Equity Plan (Proposal 2) will require the affirmative vote of a majority of the votes cast by the shares of the Company’s Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable listing rules of the NYSE American LLC. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE COMPANY'S 2014 EQUITY PLAN.

PROPOSAL 3—

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A to the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote FOR approval of the advisory resolution in this Proposal 3 because it believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, aligning executives’ interests with those of the stockholders, and attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs and information about the fiscal year 2018 and current compensation of our named executive officers.

The vote on this Proposal 3 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2020 Annual Stockholders Meeting.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 —

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2019. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms, but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

EXECUTIVE OFFICERS

Executive Officers

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors, and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.

Name	Age	Position
Richard DiIorio (1)	44	President, Chief Executive Officer and Director
Gregory Schulte	52	Executive Vice President and Chief Financial Officer
Thomas Ruiz	61	Senior Vice President of Sales and Marketing

(1) See "Directors" for biographical information regarding Mr. DiIorio.

Gregory Schulte

Gregory Schulte was hired to serve as the Company’s Chief Financial Officer in April 2018. Mr. Schulte served as the Vice President and Corporate Controller at Innocor, Inc. (“Innocor”), a manufacturer, from June 2015 until he joined the Company. Prior to joining Innocor, Mr. Schulte was at OfficeWorks, a provider of staffing services, and served as Chief Financial and Operating Officer, from August 2014 to June 2015. Mr. Schulte served as Vice-President and Corporate Controller at Corporate Resource Services, a provider of staffing services, from December 2010 to July 2014. Prior to 2010, Mr. Schulte held various positions as Chief Financial Officer, Vice President, and Corporate Controller at various public and private equity-owned corporations. Mr. Schulte holds a Bachelor of Science degree from Boston College and an MBA from New York University. He also served as a First Lieutenant in the United States Army and led a platoon in Operation Desert Storm.

Thomas Ruiz

Thomas Ruiz joined InfuSystem in 2010 and has held various sales positions with the Company. He was promoted to Senior Vice President, Sales and Marketing in January 2018, and prior to that served as Senior Vice President of Sales IPD and Pain Management since 2015 and Vice President of Sales and Marketing in 2014. Mr. Ruiz began his medical sales career with Smiths Medical, a medical device company with a broad portfolio of products. Over his years there he was recognized for his development and leadership of sales teams. He received his Bachelor of Science degree in Business Administration with an emphasis in Marketing from the Entrepreneurial Program at California State University, Los Angeles.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a "smaller reporting company," as defined in Item 10(f)(1) of Regulation S-K. As a "smaller reporting company," the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years presented below.

Name and Principal Position	Year	Salary ( $ )	Bonus ( $ )	Stock Awards (1) ( $ )	Option Awards (1) ( $ )	All Other Compensation (2) ( $ )	Total ( $ )

Rich DiIorio	2018	$312,000	$151,827	$171,535	$399,260	$14,695	$1,049,317
President and Chief Executive Officer	2017	235,227	78,602	-	287,981	32,813	634,622

Gregory Schulte
Executive Vice President and Chief Financial Officer	2018	147,692	91,392	-	124,304	6,848	370,236

Thomas Ruiz
Senior Vice President of Sales and Marketing	2018	220,850	95,513	-	24,561	16,593	357,517

(1)

In accordance with the SEC's proxy disclosure rules, included in the "Stock Awards" and "Option Awards" columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 11 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

(2)

The Company matches all of an employee's 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2018 consists of the following: (i) for Mr. DiIorio $13,750 for 401(k) match and miscellaneous other benefits; (ii) for Mr. Schulte $6,504 for 401(k) match and miscellaneous other benefits; and (iii) for Mr. Ruiz $13,750 for employer 401(k) match and miscellaneous other benefits.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options, stock that has not vested and stock incentive plan awards for each of the named executive officers as of December 31, 2018:

	Option Awards:				Stock Awards:
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)

Rich DiIorio (2)	50,000	-	$2.69	12/08/24	-	$-	-	$-
	23,438	1,562	$2.60	03/10/25	-	$-	-	$-
	31,111	8,889	$2.76	08/18/26	-	$-	-	$-
	14,583	10,417	$2.15	03/15/27	-	$-	-	$-
	8,333	16,667	$1.98	09/06/22	-	$-	-	$-
	54,167	145,833	$2.00	11/15/22	-	$-	-	$-
	200,000	-	$2.00	03/31/19	-	$-	-	$-
	-	200,000	$3.18	08/22/23	-	$-	-	$-
					-	$-	25,000	$86,000
	-	-	$-		-	$-	50,000	$172,000
	-	-	$-		-	$-	50,000	$172,000
Gregory Schulte (3)	-	125,000	$2.55	05/06/23	-	$-	-	$-
	-	25,000	$3.18	08/23/28	-	$-	-	$-

Thomas Ruiz (4)					2,083	$7,166.00	-	$-
	50,000	-	$2.69	12/08/24	-	$-	-	$-
	31,111	8,889	$2.76	08/18/26	-	$-	-	$-
	14,583	10,417	$2.15	03/15/27	-	$-	-	$-
	8,333	16,667	$1.98	09/06/22	-	$-	-	$-
	-	25,000	$3.36	07/19/23	-	$-	-	$-

(1)

Represents unvested restricted stock units, each representing a contingent right to receive one share of the Company's Common Stock, multiplied by $3.44, the closing price of the Company's Common Stock on December 31, 2018, as quoted by the NYSE American LLC.

(2)

On August 23, 2018, Mr. DiIorio was awarded 125,000 of restricted stock units (RSUs) that vest based on various market conditions: (i) 25,000 RSUs vested based on a $4.00 per share stock price in March 2019; (ii) 50,000 RSUs vest based on a $5.00 per share stock price and will expire on August 23, 2020; (iii) 50,000 RSUs vest based on a $6.00 per share stock price and will expire on August 23, 2021. Settlement of the underlying shares of Common Stock will occur on each vesting date. At December 31, 2018, Mr. DiIorio owned the following options: (i) unvested options to purchase 1,562 shares of Common Stock, which vest in three equal remaining monthly installments on the 12th day of each month; (ii) unvested options to purchase 8,889 shares of Common Stock, which vest in eight equal remaining monthly installments on the 17th day of each month; (iii) unvested options to purchase 10,417 shares of Common Stock, which vest in 15 equal remaining monthly installments on the 17th day of each month; (iv) unvested options to purchase 16,667 shares of Common Stock, which vest in two remaining equal annual installments on September 8, 2019 and 2020; (v) unvested options to purchase 145,833 shares of Common Stock, which vest in 35 equal remaining monthly installments on the 16th day of each month; and (vi) unvested options to purchase 200,000 shares of Common Stock, which vest in three equal annual installments starting on August 23, 2019. At December 31, 2018, Mr. DiIorio owned 200,000 SARs which were awarded as part of Mr. DiIorio’s employment agreement, dated November 15, 2017, which vested on December 31, 2018 based on share price and achievement of the Company performance goals. The Compensation committee certified that SARs were earned and vested and will be settled in shares of Common Stock prior to March 31, 2019.

(3)

At December 31, 2018, Mr. Schulte owned the following options: (i) unvested incentive stock options to purchase 125,000 shares of Common Stock, which vest monthly over a four year period, with 12/48 vesting on May 7, 2019, and thereafter 1/48 vesting on each monthly anniversary on the 7th day of each month; and (ii) unvested options to purchase 25,000 shares of Common Stock, which vest in three equal annual installments starting on August 23, 2019.

(4)

At December 31, 2018, Mr. Ruiz owned 2,083 restricted stock units, all of which vested on March 12th of 2019. Settlement of the underlying shares of Common Stock will occurred on the vesting date. At December 31, 2018, Mr. Ruiz owned the following options: (i) unvested options to purchase 8,889 shares of Common Stock, which vest in eight equal remaining monthly installments on the 17th day of each month; (ii) unvested options to purchase 10,417 shares of Common Stock, which vest in 15 equal remaining monthly installments on the 17th day of each month; (iii) unvested options to purchase 16,667 shares of Common Stock, which vest in two remaining equal annual installments on September 8, 2019 and 2020; and (iv) unvested options to purchase 25,000 shares of Common Stock, which vest in three equal annual installments starting on July 19, 2019.

Agreements with Mr. DiIorio

Pursuant to an Employment Agreement (the "DiIorio Employment Agreement") effective as of November 15, 2017, Mr. DiIorio was named Chief Executive Officer and is entitled to receive: (i) a base salary of $312,000; and (ii) an annual performance bonus of up to 50% of his base salary, or $156,000 annually, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. DiIorio is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Mr. DiIorio is considered an “at will” employee, whereby Mr. DiIorio’s employment with the Company may be terminated at any time by either party. Pursuant to the DiIorio Employment Agreement, Mr. DiIorio is also eligible for additional option grants and SARs as determined by the Compensation Committee. Mr. DiIorio is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The DiIorio Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. DiIorio’s employment and thereafter.

Under the DiIorio Employment Agreement, Mr. DiIorio’s employment will terminate immediately upon his death or permanent disability. Mr. DiIorio would be entitled to: (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability; (ii) any accrued but unpaid incentive compensation earned in the previous year ("Bonus Amount") as of the date of his death or permanent disability; (iii) the accrued but unpaid paid time off ("PTO") earned through the date of his death or permanent disability; and (iv) the limited death, disability, and/or income continuation benefits. In the event Mr. DiIorio is involuntarily terminated by the Company without "cause" (as defined in the DiIorio Employment Agreement), Mr. DiIorio will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; (iv) unreimbursed amounts to which he is entitled to reimbursement under the DiIorio Employment Agreement; (v) a severance payment, in an aggregate amount equal to three months of Mr. DiIorio’s then-current base salary; and (vi) three months of COBRA coverage.

Mr. DiIorio received, pursuant to the terms of a Stock Option Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the "Stock Option Agreement"), 200,000 stock options from the Company's 2014 Equity Plan, with an exercise price of $2.00. The stock options were granted on November 15, 2017 and will vest monthly over a four-year period and will expire on the fifth anniversary of their grant date. Additionally, in the event of Mr. DiIorio’s involuntary termination by the Company without "cause," that portion of the stock options that by their terms have not become exercisable will become immediately exercisable and, along with any portion of the stock options that have become exercisable prior to the date of such termination, will remain exercisable for three months. If Mr. DiIorio dies while the stock options are outstanding, then the personal representative or beneficiary under his will or in accordance with the laws of inheritance will have the right to exercise vested stock options until the expiration date of the stock options or for 12 months, whichever is earlier. If Mr. DiIorio terminates his employment with the Company voluntarily, unvested stock options will immediately terminate and cease to be exercisable and Mr. DiIorio will have until the expiration date of the stock options or a period of three months to exercise vested stock options, whichever is earlier. If Mr. DiIorio is terminated for "cause," he will be entitled to receive any: (i) unpaid base salary earned for services rendered through the date of his termination; (ii) accrued but unpaid Bonus Amount as of the date of his termination; and (iii) accrued but unpaid PTO earned through the date of his termination. If Mr. DiIorio is terminated for "cause," the stock options will terminate immediately, whether or not then exercisable. The vesting of the stock options may also be accelerated by the Compensation Committee, in its sole discretion.

Under the Stock Option Agreement, in the event of a Change in Control (as defined below), the Committee will take or cause to be taken one or more of the following actions to be effective as of the date of such Change in Control:

(a) provide that Mr. DiIorio’s options shall be assumed, or equivalent options shall be substituted (“Substitute Options”), by the acquiring or succeeding corporation (or an affiliate thereof), provided that: the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended (the “1933 Act”), or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act (collectively, “Registered Securities”), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then Mr. DiIorio will receive upon consummation of the Change in Control transaction a cash payment for the option surrendered equal to the difference between (1) the fair market value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to the surrendered option, and (2) the aggregate exercise price of the surrendered option; or

(b) in the event of a transaction under the terms of which the holders of the shares of Common Stock of the Company will receive upon consummation thereof a cash payment (the “Merger Price”) for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to Mr. DiIorio equal to the difference between (A) the Merger Price times the number of shares of Common Stock under the option (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such shares of Common Stock under the option in exchange for such shares of Common Stock under the option.

For purposes of the Stock Option Agreement, the term “Change in Control” means: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.

Mr. DiIorio further received, pursuant to the terms of a Stock Appreciation Right Award Agreement by and between the Company and Mr. DiIorio, dated as of November 15, 2017 (the "SAR Agreement"), 200,000 SARs from the Company's 2014 Equity Plan, with an exercise price of $2.00 and an expiration date of March 31, 2019. Each SAR entitles Mr. DiIorio to receive, upon exercise, an amount equal to the excess of (i) the market value of a share on the date of exercise, over (ii) the “exercise price per stock appreciate right.” The SARs are broken down as follows: (i) 100,000 SARs will vest and become exercisable during the period beginning on December 31, 2018, and ending on the expiration date, if the Compensation Committee certifies that the Company achieved ninety percent (90%) or more of target on both elements of the Company’s corporate objectives under the 2018 Employee Incentive Compensation Plan; and (ii) 100,000 SARs will vest and become exercisable during the period beginning on December 31, 2018, and ending on the expiration date, if the Company’s shares have a closing public market price on the NYSE American LLC of $3.00 or more for any period of ten (10) consecutive trading days during the period beginning on January 1, 2018, and ending on December 31, 2018. No SARs shall vest after Mr. DiIorio’s termination of service as an employee, director, or other service provider of the Company and its subsidiaries and any unvested SARs shall not be exercisable after Mr. DiIorio’s termination of service as an employee, director, or other service provider of the Company and its Subsidiaries. Mr. DiIorio (or in the case of exercise after Mr. DiIorio’s death, the Mr. DiIorio’s executor, administrator, heir or legatee, as the case may be) may exercise his vested SARs, in whole or in part, by following the procedures: (1) if partially exercised, Mr. DiIorio may exercise the remaining unexercised portion of the SARs at any time after vesting and until the expiration date. No SARs shall be exercisable after the earlier of (i) the expiration date set out above; or (ii) three (3) months after the date Mr. DiIorio ceases to be an employee or director of the Company and its subsidiaries, unless Mr. DiIorio’s termination of service occurred due to death, in which case the SARs will expire and may not be exercised more than one (1) year following Mr. DiIorio’s date of death. To exercise the SARs, Mr. DiIorio (or in the case of exercise after Mr. DiIorio’s death, Mr. DiIorio’s executor, administrator, heir or legatee, as the case may be) must deliver a written notice (or notice through another previously approved method, which could include a web-based or e-mail system) to the Controller of the Company, or his or her designee, which sets forth the number of SARs being exercised, together with any additional documents the Company may require. Each such notice must satisfy whatever then-current procedures apply to the SARs and must contain such representations as the Company requires. Upon the exercise of all or a portion of the SARs, Mr. DiIorio shall be entitled to, at the election of the Committee, either (i) a cash payment equal to the appreciation value of the SARs being exercised or (ii) shares of Common Stock (if available under the Company’s 2014 equity plan) with a market value equal to the appreciation value of the SARs being exercised, and in each case, less any amounts withheld for taxes. Unless otherwise determined by the Committee at the time of a Change in Control (as defined above), a Change in Control shall have no effect on the SARs. In the event of a Change in Control, the Committee may, in its discretion and upon at least ten (10) days’ advanced notice to Mr. DiIorio, cancel the SARs and pay to Mr. DiIorio the appreciation value of the SARs based upon the price per share of Shares received or to be received by other shareholders of the Company in the event. Notwithstanding the foregoing, if at the time of a Change in Control the exercise price of the SARs equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the SARs.

On March 16, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.15 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On September 7, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.98 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On August 23, 2018, Mr. DiIorio was awarded 125,000 restricted stock units (RSUs) that vest based on various market conditions as follows: (i). 25,000 RSUs vest based on a $4.00 per share stock price and will expire on August 23, 2019, (ii) 50,000 RSUs vest based on a $5.00 per share stock price and will expire on August 23, 2020, and (iii) 50,000 RSUs vest based on a $6.00 per share stock price and will expire on August 23, 2021. Settlement of the underlying shares of Common Stock will occur on each vesting date.

On August 23, 2018, the Compensation Committee granted Mr. DiIorio options to purchase 200,000 shares of the Company’s Common Stock at the exercise price of $3.18 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

Agreements with Mr. Schulte

Pursuant to an Employment Agreement (the "Schulte Employment Agreement") effective as of May 7, 2018, Mr. Schulte was named Chief Financial Officer and is entitled to receive: (i) a base salary of $240,000; and (ii) an annual performance bonus of up to 40% of his base salary, or $96,000 annually, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Mr. Schulte is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee. Mr. Schulte will be considered an “at will” employee, whereby Mr. Schulte’s employment with the Company may be terminated at any time by either party. Pursuant to the Schulte Employment Agreement, Mr. Schulte is also eligible for additional option grants as determined by the Compensation Committee. Mr. Schulte is subject to a two-year non-solicitation provision for soliciting customers or employees or diverting business from the Company and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The Schulte Employment Agreement contains customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of Mr. Schulte’s employment and thereafter.

Under the Schulte Employment Agreement, Mr. Schulte’s employment will terminate immediately upon his death or permanent disability. Mr. Schulte would be entitled to: (i) the unpaid base salary earned for services rendered through the date of his death or permanent disability; (ii) any accrued but unpaid incentive compensation earned in the previous year ("Bonus Amount") as of the date of his death or permanent disability; (iii) the accrued but unpaid paid time off ("PTO") earned through the date of his death or permanent disability; and (iv) the limited death, disability, and/or income continuation benefits. In the event Mr. Schulte is involuntarily terminated by the Company without "cause" (as defined in the Schulte Employment Agreement), Mr. Schulte will be entitled to receive: (i) the unpaid base salary earned for services rendered through the date of such termination; (ii) any accrued and unpaid Bonus Amount; (iii) the accrued but unpaid PTO; (iv) unreimbursed amounts to which he is entitled to reimbursement under the Schulte Employment Agreement; (v) a severance payment, in an aggregate amount equal to three months of Mr. Schulte’s then-current base salary; and (vi) three months of COBRA coverage.

Mr. Schulte received, pursuant to the terms of a Stock Option Agreement by and between the Company and Mr. Schulte, dated as of May 7, 2018 (the "Stock Option Agreement"), 125,000 stock options from the Company's 2014 Equity Plan, with an exercise price of $2.55. The stock options were granted on May 7, 2018 and will vest monthly over a four (4) year period, with 12/48 vesting on the one-year anniversary of the grant date, and thereafter 1/48 vesting on each monthly anniversary of the grant date, provided Mr. Schulte remains employed by the Company through such vesting dates. Such options expire after five years and were issued as incentive options outside of the Company’s 2014 Equity Plan.

On August 23, 2018, the Compensation Committee granted Mr. Schulte options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $3.18 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

Agreement with Mr. Ruiz

Pursuant to an Employment Agreement (the “Ruiz Employment Agreement”) effective December 1, 2017, Mr. Ruiz was named Senior Vice President, Sales and Marketing and is entitled to receive (i) a base salary of $220, 850; and (ii) an annual incentive bonus of up to 40% of his base salary, or $88,340 annually, based on objectives to be set annually.

Mr. Ruiz is considered an “at will” employee, whereby Mr. Ruiz’s employment with the Company may be terminated at any time by either party. Pursuant to the Ruiz Employment Agreement, Mr. Ruiz is subject to a two-year non-solicitation provision for customers or diverting business from the Company, and a two-year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business. The Ruiz Employment Agreement contains customary confidentiality, non-disparagement protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration Mr. Ruiz’s employment and thereafter.

Under the Ruiz Employment Agreement, if Mr. Ruiz’s employment is terminated for any reason, including, but not limited to death or permanent disability, Mr. Ruiz would be entitled to (i) the unpaid base salary, vacation, benefits and other compensation accrued for services rendered through the date of termination, and (ii) any accrued but unpaid incentive compensation earned in respect of the immediately preceding calendar year.

On March 16, 2017, the Compensation Committee granted Mr. Ruiz options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.15 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On September 7, 2017, the Compensation Committee granted Mr. Ruiz options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $1.98 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On July 19, 2018, the Compensation Committee granted Mr. Ruiz options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $3.36 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2018, with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance (in thousands):

Plan Category		Number of securities to be issued upon exercise of outstanding options and rights ( a )	Weighted average exercise price of outstanding options and rights ( b )	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) ( c )

Equity compensation plans approved by security holders	(1)
2007 Plan *		-	-	-
2014 Plan**		2,553,750	$2.67	261,100
Equity compensation plans not approved by security holders	(2)	125,000	$2.55	-
Total		2,678,750	$2.66	261,100

* As of December 31, 2018, this plan is no longer in effect. All of the outstanding stock option awards that were previously granted were exercised in 2018.

** Includes 2,000,000 shares of common stock originally issued pursuant to the 2014 Equity Plan authorized as part of the 2014 Annual Shareholder Meeting. Additionally, includes 1,000,000 additional shares of common stock issuable pursuant to amendments to the InfuSystem Holdings, Inc. 2014 Equity Plan authorized as part of the 2018 Annual Shareholder Meeting.

(1)

This amount includes 4,568 shares of Common Stock issuable upon the vesting of certain time restricted stock awards, 125,000 shares of common stock issuable upon market conditions and certain time restricted stock awards, 200,000 stock appreciation rights exercisable upon market conditions, and 2,224,164 shares of Common Stock issuable upon the exercise of vested stock option awards.

(2)

The Company issued inducement stock options to purchase 125,000 shares of our Common Stock to Gregory Schulte, Chief Financial Officer (“CFO”), pursuant to the terms of Mr. Schulte’s Employment Agreement effective May 7, 2018 where (i) 125,000 options have an exercise price of $2.55, (ii) all of the options vest over a four-year period, with 25% vesting on the first anniversary of the grant date and the remaining options vesting pro rata monthly in the 36 months thereafter, and (iii) the options will expire on the fifth anniversary of their grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 27, 2019, in each case including shares of Common Stock which may be acquired by such persons within 60 days of such date, by:

●

each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

●	each of the Company’s named executive officers, directors and nominees; and

●	all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
Scott Shuda/ Meridian OHC Partners, LP (1)	3,585,544	18.3%
Minerva Advisors LLC (2)	2,127,064	10.9%
Christopher Sansone/Sansone Advisors, LLC (3)	1,758,402	9.0%
AWM Investment Company, Inc. (4)	1,700,270	8.7%
Richard DiIorio (5)	530,084	2.7%
Joseph Whitters (6)	243,003	1.2%
Gregg Lehman (7)	212,196	1.1%
Thomas Ruiz (8)	120,476	*
Darrell Montgomery (9)	68,750	*
Terry Armstrong (10)	35,000	*
Gregory Schulte (11)	31,250	*
Ronald Peele, Jr. (12)	28,000	*
Paul Gendron (13)	12,000	*
All current directors and officers as a group (10 individuals) (14)	6,612,705	31.9%

* Less than 1%

** Based on 19,577,024 shares of Common Stock outstanding as of March 27, 2019. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days of March 27, 2019 are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)

Based solely on a review of Form 4 filed on March 21, 2018 by Meridian OHC Partners, LP. ("Meridian"), Meridian TSV II, LP ("Meridian TSV"), TSV Investment Partners, LLC ("TSV"), BlueLine Capital Partners II, LP ("Blue Line Capital") and Blue Line Partners, LLC ("Blue Line"). The aggregate number of shares beneficially held by these entities is 3,516,794. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 3,516,794 shares of Common Stock held by Meridian and 68,750 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019. The business address of Meridian is 425 Weed Street, New Canaan, CT 06840.

(2)

Based solely on a review of Schedule 13F-HR filed on February 6, 2019 by Minerva Advisors LLC (“Minerva Advisors”), which is the investment advisor to Minerva Group, L.P. (“Minerva Group”). The aggregate number of shares beneficially held by these entities is 2,127,064. Minerva Group holds sole voting and investment power over 1,349,712 shares of Common Stock, and Minerva Advisors holds sole voting and investment power over 777,352 shares of Common Stock. The business address of Minerva Advisors is 50 Monument Road Suite 201, Bala Cynwyd, Pennsylvania, 19004.

(3)

Based solely on a review of Form 4 filed on March 19, 2019 by Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,714,652 shares of Common Stock, and Sansone Partners, LP, which has shared voting and dispositive power over 1,714,652 shares of Common Stock. The reported securities may also be deemed to be indirectly beneficially owned by Mr. Christopher Sansone as the managing member of the Investment Manager and the General Partner. Accordingly, Mr. Sansone holds voting and dispositive power over 1,714,652 shares of Common Stock held by Sansone Advisors, LLC and 43,750 shares of Common Stock that may be acquired by Mr. Sansone upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701.

(4)

Based solely on a review of Schedule 13F-HR filed on February 13, 2019 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The aggregate number of shares beneficially held by these entities is 1,700,270. AWM holds sole voting and investment power over 1,700,270 shares of Common Stock held by SSLS. The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(5)

Represents 92,028 shares of Common Stock held directly and 213,056 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019, and 200,000 shares that may be acquired upon settlement of stock appreciation rights and 25,000 restricted stock units that are currently vested and exercisable.

(6)

Represents 143,003 shares of Common Stock held directly and 100,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.

(7)

Represents 5,946 shares of Common Stock held directly and 206,250 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.

(8)

Represents 5,337 shares of Common Stock held directly and 115,139 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.

(9)

Represents 25,000 shares of Common Stock held directly and 43,750 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.

(10)

Represents 10,000 shares of Common Stock held directly and 25,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.

(11)	Represents 31,250 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.
(12)

Represents 3,000 shares of Common Stock held directly and 25,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 27, 2019.

(13)	Mr. Gendron is a new nominee for election as a director. Represents 12,000 shares of Common Stock held directly.
(14)

Represents 284,314 shares of Common Stock held directly, 5,231,446 shares held indirectly, 1,071,945 shares that may be acquired upon the exercise of options and stock appreciation rights that are currently exercisable or will become exercisable within 60 days of March 27, 2019, and 25,000 shares that may be acquired upon the settlement of restricted stock units that are currently vested. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 31700 Research Park Drive, Madison Heights, Michigan 48071.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and "related parties" (generally, directors, executive officers and stockholders owning five percent or greater of the Company's outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company's best interests.

Related Party Transactions

The Company does not have any related party transactions required to be reported under Item 404(d) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2018. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, principles and internal controls as well as preparation of the Company’s financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “Auditor”) for the fiscal year ended December 31, 2018. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited financial statements and the adequacy of the Company’s internal controls with the Auditor and with management. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB, Auditing Standards No. 16 (codified as Auditing Standard No. 1301), as amended or supplemented. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 4, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Auditor, as its independent registered public accounting firm for the fiscal year ending December 31, 2019.

The Audit Committee Joseph Whitters, Chairman Terry Armstrong Ronald Peele, Jr.

INDEPENDENT AUDITORS’ FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and 2017 by BDO USA, LLP (“BDO”), the Company’s current independent registered public accounting firm.

Audit Fees

There were $545,482 and $569,846 in audit fees billed by BDO for the fiscal years ended December 31, 2018 and 2017, respectively. These fees were for professional services rendered for audits of annual consolidated financial statements for the years ended December 31, 2018 and 2017 and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit-Related Fees

There were $22,500 and $21,500 in 401(k) audit-related fees and $0 and $49,230 for other consultations on accounting matters billed by BDO for the fiscal years ended December 31, 2018 and 2017, respectively.

Tax Fees

BDO billed $54,074 and $64,230 for tax fees for the fiscal years ended December 31, 2018 and 2017, respectively. Tax fees billed were for professional services rendered in connection with tax compliance, tax advice and tax planning.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2018 and 2017.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case by case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2018 and 2017 were for audit services, audit related services and tax services, as described above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms prepared by it or received by it with respect to the fiscal year ended December 31, 2018, all reports were filed on a timely basis, except for a Form 4 for a stock disposition on June 28, 2018 by Dr. Lehman (subsequently filed on Form 5 on February 19, 2019) for 20,000 shares. The shares were sold by a broker without Dr. Lehman’s knowledge.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2020 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no later than December 7, 2019.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no earlier than 90 days (February 15, 2020) and no later than 60 days (March 16, 2020) prior to the anniversary date of the 2019 Annual Meeting or they will be considered untimely.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “householding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Computershare Investor Services, P.O. Box 505000 Louisville, KY 40223-5000 (regular mail), Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202 (Overnight mail); or by telephone at 1-800-522-6645. If your stock is held through a broker, bank or other nominee and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker, bank or other nominee. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Computershare, Investor Services, P.O. Box 505000 Louisville, KY 40223-5000 (regular mail), Computershare Investor Services 462 South 4th Street Suite 1600 Louisville, KY 40202 (overnight mail); or by telephone at 1-800-522-6645., or, in the case of stockholders holding their stock though a broker, bank or other nominee, by contacting such broker, bank or other nominee.

GENERAL

Management does not intend to bring any business before the Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Meeting, it is intended that the persons named in the accompanying proxy will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) under the Exchange Act.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 31700 Research Park Drive, Madison Heights, Michigan 48071, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the Notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

●	Forwarding printed proxy materials by mail to beneficial owners; and

●	Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)

Computershare Investor Services

P.O. BOX 505000

Louisville, KY 40233-5000

(Overnight Mail):

Computershare Investor Services

462 South 4th Street

Suite 1600

Louisville, KY 40202

Stockholders Call Toll-Free at: +1 (800) 522-6645

BY ORDER OF THE BOARD OF DIRECTORS Jeanie Latz Corporate Secretary InfuSystem Holdings, Inc.

APPENDIX A

COMPOSITE COPY OF

INFUSYSTEM HOLDINGS, INC.

2014 EQUITY PLAN, AMENDED IN 2018

AND PROPOSED TO BE FURTHER AMENDED

1.	Purpose of the Plan

The purpose of this InfuSystem Holdings, Inc. 2014 Equity Plan (the “Plan”) is to advance the interests of the Company and its stockholders by providing a means (a) to attract, retain, and reward directors, officers, other employees, and persons who provide services to the Company and its Subsidiaries, (b) to link compensation to measures of the Company’s performance in order to provide additional incentives, including stock-based incentives and cash-based incentives, to such persons for the creation of stockholder value, and (c) to enable such persons to acquire or increase a proprietary interest in the Company in order to promote a closer identity of interests between such persons and the Company’s stockholders. Any Performance Award granted under this Plan on or before November 2, 2017 and intended to qualify as “performance-based” compensation under Code Section 162(m) and the regulations thereunder, shall be subject to the terms and conditions of this Plan as in effect on November 2, 2017. This Plan is also intended to replace the Company’s 2007 Stock Incentive Plan and no new grants will be made under such prior plan on or after the effective date of this Plan.

2.	Definitions

Capitalized terms used in the Plan and not defined elsewhere in the Plan shall have the meaning set forth in this Section.

2.1 “Award” means a compensatory award made under the Plan pursuant to which a Participant receives, or has the opportunity to receive, Shares or cash.

2.2 “Award Agreement” means a written document prescribed by the Committee and provided to a Participant evidencing the grant of an Award under the Plan.

2.3 “Beneficiary” means the person(s) or trust(s) entitled by will or the laws of descent and distribution to receive any rights with respect to an Award that survive such Participant’s death, provided that if at the time of a Participant’s death, the Participant had on file with the Committee a written designation of a person(s) or trust(s) to receive such rights, then such person(s) (if still living at the time of the Participant’s death) or trust(s) shall be the “Beneficiary” for purposes of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended, including regulations thereunder and successor provisions and regulations thereto.

2.6 “Committee” means the Compensation Committee of the Board or the Board, where the Board is acting as the Committee or performing the functions of the Committee, as set forth in Section 3.

2.7 “Company” means InfuSystem Holdings, Inc., a company organized under the laws of the state of Delaware.

2.8 “Market Value” means the average closing price (or the average mean of the closing bid and asked prices for a Share) of the Company’s common stock reported on the Company’s principal stock exchange or market system for the five (5) most recent trading days prior to the date of grant. In the event that the Company’s common stock is not listed or quoted on a national or regional stock exchange or market system, the Committee will determine the Market Value in accordance with reasonable procedures established by the Committee, without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto.

2.9 “Non-Employee Director” means a member of the Board who is not otherwise employed by the Company or any Subsidiary.

2.10 “Participant” means any employee or director of the Company or any Subsidiary, or any other individual or entity who has been granted an Award under the Plan.

2.11 “Qualified Member” means a member of the Committee who is a “non-employee director” of the Company as defined in Rule 16b-3(b)(3) under the United States Securities Exchange Act of 1934.

2.12 “Shares” means common shares of the Company and such other securities as may be substituted or resubstituted for Shares pursuant to Section 7. Any Shares issued under the Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

2.13 “Subsidiary” means an entity that is, either directly or through one or more intermediaries, controlled by the Company, including any entity that is a member of the Company’s “controlled group” (as defined in Code Section 414(b) (as modified by Prop. Treas. Reg. § 1.409A-1(b)(5)(iii)(D)).

3.	Administration

3.1 Committee. The Committee shall administer the Plan. At any time that a member of the Committee is not a Qualified Member any action relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Securities Exchange Act of 1934 in respect of the Company may be taken either by the Board, a subcommittee of the Committee consisting of two or more Qualified Members or by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, and that authority specifically reserved to the Board under the terms of the Plan, the Company’s Articles of Incorporation, By-Laws, or applicable law shall be exercised by the Board and not by the Committee. The Board shall serve as the Committee in respect of any Awards made to any Non-Employee Director.

3.2 Powers and Duties of Committee. In addition to the powers and duties specified elsewhere in the Plan, the Committee shall have full authority and discretion to:

(a) adopt, amend, suspend, and rescind such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(b) correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder;

(c) make determinations relating to eligibility for and entitlements in respect of Awards, and to make all factual findings related thereto; and

(d) make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

All determinations and decisions of the Committee shall be final and binding upon a Participant or any person claiming any rights under the Plan from or through any Participant, and the Participant or such other person may not further pursue his or her claim in any court of law or equity or other arbitral proceeding.

3.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, or as provided in Section 5.2, the Committee may delegate in writing, on such terms and conditions as it determines in its sole and absolute discretion, to one or more senior executives of the Company (i) the authority to make grants of Awards to officers (other than executive officers) and employees of the Company and any Subsidiary and (ii) other administrative responsibilities. Any such delegation may be revoked by the Committee at any time.

3.4 Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on behalf of the Committee or members thereof shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

4.	Awards

4.1 Eligibility. The Committee shall have the discretion to select Award recipients from among the following categories of eligible recipients: (i) individuals who are employees (including officers) of the Company or any Subsidiary, (ii) Non-Employee Directors, (iii) any other individual or entity who provides substantial personal services to the Company or any Subsidiary, and (iv) any individual who has agreed to become an employee of the Company or a Subsidiary, provided that no such person may receive any payment or exercise any right relating to an Award until such person has commenced employment.

4.2 Type of Awards. The Committee shall have the discretion to determine the type of Awards to be granted under the Plan. Such Awards may be in a form payable in either Shares or cash, including, but not limited to, Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture, options to purchase Shares, stock appreciation rights, Share units, performance units and dividend equivalents. The Committee is authorized to grant Awards as a bonus, or to grant Awards in lieu of obligations of the Company or any Subsidiary to pay cash or grant other awards under other plans or compensatory arrangements, to the extent permitted by such other plans or arrangements. Shares issued pursuant to an Award in the nature of a purchase right (e.g., options) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, Shares, other Awards, or other consideration, as the Committee shall determine.

4.3 Terms and Conditions of Awards. The Committee shall determine the size of each Award to be granted (including, where applicable, the number of Shares to which an Award will relate), and all other terms and conditions of each such Award (including, but not limited to, any exercise price, grant price, or purchase price, any restrictions or conditions relating to transferability, forfeiture, exercisability, or settlement of an Award, and any schedule or performance conditions for the lapse of such restrictions or conditions, and accelerations or modifications thereof, based in each case on such considerations as the Committee shall determine). The Committee may determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other consideration, or an Award may be canceled, forfeited, or surrendered. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and measures of performance as it may deem appropriate in establishing performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions.

4.4 Terms and Conditions of Options. Except as otherwise set forth in Section 4.5 below, the exercise price, purchase price or grant price (collectively, the “exercise price”) of any Award granted as an option to purchase Shares or a stock appreciation right shall be determined by the Committee, but in no event shall be less than the Market Value of a Share on the date of grant. Except as otherwise permitted by Section 7 below, the exercise price of any outstanding option to purchase Shares or an outstanding stock appreciation right may not be reduced, nor may an outstanding option to purchase Shares or stock appreciation right be cancelled in exchange for a new Award with a lower (or no) purchase price or for cash, without stockholder approval. No options to purchase Shares nor any other Awards shall be issued under the Plan to a Participant in payment of all or any portion of the exercise price and/or tax withholding obligation owed in payment for any option to purchase Shares or other Award; provided, however, that this provision shall neither limit the cashless exercise of any option to purchase Shares or other Award nor prevent a Participant from surrendering Shares to the Company under an Award as payment for tax withholding obligations.

4.5 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Subsidiary, or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary, and in granting a new Award, the Committee may determine that the value of any surrendered Award or award may be applied to reduce the exercise price of any option or appreciation right or purchase price of any other Award.

5.	Performance Awards

5.1 Performance Awards Granted to Designated Covered Employees. The Committee may determine that an Award to be granted to an eligible person should be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 5.1 (a “Performance Award”).

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee consistent with this Section 5.1. Performance goals shall be objective. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise, and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business Criteria. The performance goals for Performance Awards shall be based exclusively on one or more of the following individual, corporate-wide or subsidiary, division or operating unit financial measures:

(1) pre-tax or after-tax net income,

(2) pre-tax or after-tax operating income,

(3) gross revenue,

(4) profit margin,

(5) stock price (including market capitalization),

(6) cash flow(s),

(7) market share,

(8) pre-tax or after-tax earnings per share,

(9) pre-tax or after-tax operating earnings per share,

(10) expenses,

(11) return on equity,

(12) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, clinical goals, distribution and development goals, sales force goals and strategic alliance goals, or any combination thereof (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the period set forth in Section 5.1(c)). Each such goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on current internal targets and/or the past performance of the Company (including the performance of one or more subsidiaries, divisions and/or operating units), and in the case of earnings-based measures, may use or employ comparisons relating to capital (including, but limited to, the cost of capital), shareholders’ equity and/or shares outstanding, or to assets or net assets.

(c) Performance Period; Establishment of Performance Award Terms. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals, amounts payable upon achievement of such goals, and other material terms of Performance Awards shall be established by the Committee (i) while the performance outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 5.1(b) hereof during the given performance period, as specified by the Committee in accordance with Section 5.1(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria. In such case, Performance Awards may be granted as rights to payment of a specified portion of the Award pool, and such grants shall be subject to the requirements of Section 5.1(c).

(e) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Shares, or other Awards, in the discretion of the Committee. The Committee may, in its discretion, adjust, upwards or downwards, the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(f) Impact of Extraordinary Items Or Changes In Accounting. To the extent applicable, the determination of achievement of performance goals for Performance Awards shall be made in accordance with U.S. generally accepted accounting principles (“GAAP”) and a manner consistent with the methods used in the Company’s audited financial statements, and, unless the Committee decides otherwise within the period described in Section 5.1(c), without regard to (i) extraordinary items as determined by the Company’s independent public accountants in accordance with GAAP, (ii) changes in accounting methods, or (iii) non-recurring acquisition expenses and restructuring charges. Notwithstanding the foregoing, in calculating operating earnings or operating income (including on a per share basis), the Committee may, within the period described in Section 5.1(c), provide that such calculation shall be made on the same basis as reflected in a release of the Company’s earnings for a previously completed period as specified by the Committee.

5.2 Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the achievement of performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing.

6.	Limitations on Awards

6.1 Aggregate Number of Shares Available for Awards. The maximum aggregate number of Shares that may be delivered to Participants or their Beneficiaries pursuant to all Awards granted under the Plan shall be 4,000,000. Awards made under this Plan which are forfeited (including a repurchase or cancellation of Shares subject thereto by the Company in exchange for the price, if any, paid to the Company for such Shares, or for their par or other nominal value), cancelled or have expired, shall be disregarded for purposes of the preceding sentence. For purposes of calculating Shares remaining available for issuance under the Plan, each Share granted to a Participant as an Award of Shares that are, or are not, subject to transfer restrictions and a risk of forfeiture (i.e., “restricted stock”) from and after the date of the amendment and restatement of this Plan (i.e., August 14, 2013) shall reduce the total remaining Shares available for grant under the Plan at a rate of two Shares per one restricted share granted; all other Awards under this Plan shall reduce the total remaining Shares available for grant under the Plan at a rate of one Share per one Share subject to such Award.

6.2 Per Participant Limitation on Share-Based Awards. In any calendar year, no Participant, other than a Non-Employee Director, may be granted Awards that relate to more than 500,000 Shares. This Section 6.2 shall apply only with respect to Awards that are denominated by a specified number of Shares, even if the Award may be settled in cash or a form other than Shares. If the number of Shares ultimately payable in respect of an Award is a function of future achievement of performance targets, then for purposes of this limitation, the number of Shares to which such Award relates shall equal the number of Shares that would be payable assuming maximum performance was achieved.

6.3 Per Participant Limitation on Other Awards. In any calendar year, no Participant, other than a Non-Employee Director, may be granted Awards not otherwise described in Section 6.2 that can be settled for cash, Shares or other consideration having a fair value in excess of $500,000 (as determined under applicable accounting principles).

6.4 Non-Employee Director Limitation on Awards. In any calendar year after December 31, 2017, no Non-Employee Director may be granted Awards with a fair value in excess of $200,000. For purposes of this limitation, the maximum number of Shares that may be granted is a quotient, the numerator of which is the $200,000 limitation value, and the denominator of which is the grant date fair value of the Award (as determined under applicable accounting principles), rounded down to the nearest whole Share. If the ultimate payable number of Shares is a function of future achievement of performance targets, the fair value of the Award shall be determined assuming maximum performance was achieved.

7.	Adjustments

In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination or exchange of Shares, repurchase, liquidation, dissolution or other corporate exchange, any large, annual and non-recurring dividend or distribution to stockholders, or other similar corporate transaction, the Committee shall make such substitution or adjustment, if any, as is equitable and appropriate in order to preserve, without enlarging, the rights of Participants, as to (i) the number and kind of Shares which may be delivered pursuant to Sections 6.1 and 6.2, (ii) the number and kind of Shares subject to or deliverable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award. In addition, the Committee shall make such equitable and appropriate adjustments in the terms and conditions of, and the criteria included in, Awards (including cancellation of Awards in exchange for the intrinsic (i.e., in-the-money) value, if any, of the vested portion thereof, substitution of Awards using securities or other obligations of a successor or other entity, acceleration of the expiration date for Awards, or adjustment to performance goals in respect of Awards) in recognition of unusual or nonrecurring events (including events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, if any such event will result in the acquisition of all or substantially all of the Company’s outstanding Shares, then if the document governing such acquisition (e.g., merger agreement) specifies the treatment of outstanding Awards, such treatment shall govern without the need for any action by the Committee.

8.	General Provisions

8.1 Compliance with Laws and Obligations. The Company shall not be obligated to issue or deliver Shares in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of any applicable securities law, any requirement under any listing agreement between the Company and any securities exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

8.2 Limitations on Transferability. Awards and other rights under the Plan will not be transferable by a Participant except to a Beneficiary in the event of the Participant’s death (to the extent any such Award, by its terms, survives the Participant’s death), and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative; provided, however, that such Awards and other rights may be transferred during the lifetime of the Participant, for purposes of the Participant’s estate planning or other purposes consistent with the purposes of the Plan (as determined by the Committee), and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent permitted by the Committee. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

8.3 No Right to Continued Employment; Leaves of Absence. Neither the Plan, the grant of any Award, nor any other action taken hereunder shall be construed as giving any employee, consultant, director, or other person the right to be retained in the employ or service of the Company or any of its Subsidiaries (for the vesting period or any other period of time), nor shall it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any person’s employment or service at any time. Unless otherwise specified in the applicable Award Agreement, (i) an approved leave of absence shall not be considered a termination of employment or service for purposes of an Award under the Plan, and (ii) any Participant who is employed by or performs services for a Subsidiary shall be considered to have terminated employment or service for purposes of an Award under the Plan if such Subsidiary is sold or no longer qualifies as a Subsidiary of the Company, unless such Participant remains employed by the Company or another Subsidiary.

8.4 Taxes. The Company and any Subsidiary are authorized to withhold from any delivery of Shares in connection with an Award, any other payment relating to an Award, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other consideration and to make cash payments in respect thereof in satisfaction of withholding tax obligations. Each Participant is responsible for all taxes to which such Participant may be subject in connection with an Award. The Company will not reimburse a Participant for any taxes imposed on Participant in connection with an Award.

8.5 Changes to the Plan and Awards. The Board may amend, suspend, discontinue, or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment shall be subject to the approval of the Company’s stockholders at or before the next annual meeting of stockholders for which the record date is after the date of such Board action if such stockholder approval is required by any applicable law, regulation or stock exchange rule, and the Board may otherwise, in its discretion, determine to submit other such amendments to stockholders for approval. Notwithstanding the foregoing, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted. The Committee may amend, suspend, discontinue, or terminate any Award theretofore granted and any Award Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award. Any action taken by the Committee pursuant to Section 7 shall not be treated as an action described in this Section 8.5.

8.6 No Right to Awards; No Stockholder Rights. No Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, employees, consultants, or directors. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred and delivered to the Participant in accordance with the terms of the Award.

8.7 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other consideration pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

8.8 Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan or of any amendment to stockholders for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including the granting of awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

8.9 Successors and Assigns. The Plan and Award Agreements may be assigned by the Company to any successor to the Company’s business. The Plan and any applicable Award Agreement shall be binding on all successors and assigns of the Company and a Participant, including any permitted transferee of a Participant, the Beneficiary or estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

8.10 Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.11 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

8.12 Effective Date and Termination. The Plan shall be effective upon the date the Company’s stockholders initially approve the Plan. The Plan shall automatically terminate on the tenth anniversary of the later of the date the Company’s stockholders initially approve the Plan or the date of any subsequent shareholder approval of the Plan; provided that the Board in sole discretion may choose to terminate the Plan as of any earlier date. Upon any such termination of the Plan, no new authorizations of grants of Awards may be made, but then-outstanding Awards shall remain outstanding in accordance with their terms, and the Committee otherwise shall retain its full powers under the Plan with respect to such Awards.

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2019 Annual Meeting Proxy Card

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A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.

1. Election of Directors:

01 - Richard DiIorio	02 - Paul Gendron	03 - Gregg Lehman
04 - Darrell Montgomery	05 - Christopher Sansone	06 - Scott Shuda

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03122B